                           SCHEDULE 14A (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement         [ ] Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))


[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14A-11(c) or Rule 14A-12


                       THE MANAGEMENT NETWORK GROUP, INC.
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                       THE MANAGEMENT NETWORK GROUP, INC.
                       7300 COLLEGE BOULEVARD, SUITE 302
                          OVERLAND PARK, KANSAS 66210

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 5, 2002

                             ---------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of THE MANAGEMENT NETWORK GROUP, INC., a Delaware corporation (the "Company"), will be held on June 5, 2002 at 10:00 a.m. local time, at the Swissotel New York, The Drake, 440 Park Avenue at 56th Street, New York, NY 10022.

     This proxy statement and the enclosed proxy card were first mailed to stockholders on or about April 30, 2002.

     At the annual meeting, stockholders will vote on the election of three Class III directors to serve for a term of three years expiring at the 2005 Annual Meeting of Stockholders or until their successors are elected, the approval of the 2002 TMNG Senior Executive Bonus Plan, and the ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 28, 2002.

     Stockholders of record at the close of business on April 16, 2002 are entitled to notice of and to vote at the meeting. Each stockholder is entitled to one vote per share.

     All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          For the Board of Directors

                                          GRANT G. BEHRMAN
                                          Chairman

Overland Park, Kansas
April 26, 2002

                             YOUR VOTE IS IMPORTANT

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                       THE MANAGEMENT NETWORK GROUP, INC.
                       7300 COLLEGE BOULEVARD, SUITE 302
                          OVERLAND PARK, KANSAS 66210
                             ---------------------

                                PROXY STATEMENT
                  FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 5, 2002
                             ---------------------
                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of The Management Network Group, Inc. (the "Company" or "TMNG"), for use at the Annual Meeting of Stockholders to be held June 5, 2002 at 10:00 a.m. local time, or at any postponement or adjournment thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Swissotel New York, The Drake, New York, New York. The telephone number at that location is (212) 756-3856.

     These proxy solicitation materials and the Annual Report to Stockholders for the fiscal year ended December 29, 2001, including financial statements, were first mailed on or about April 30, 2002 to all stockholders entitled to vote at the meeting.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

     Stockholders of record at the close of business on April 16, 2002 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On the Record Date, 33,231,227 shares of the Company's Common Stock were issued and outstanding and held of record by approximately 164 stockholders. The closing price of the Company's Common Stock on the Record Date, as reported by The NASDAQ National Market, was $5.29 per share.

REVOCABILITY OF PROXIES

     You may revoke your proxy at any time before the meeting by delivering to the Secretary of the Company prior to the Annual Meeting, or to the Inspector of Elections at the Annual Meeting, a written notice of revocation or a duly executed proxy bearing a later date. You may also revoke your proxy by attending the meeting and voting in person. If you only attend the meeting but do not vote, your proxy will not be revoked.

VOTING AND SOLICITATION

     Each stockholder is entitled to one vote for each share held as of the Record Date. Stockholders will not be entitled to cumulate their votes in the election of directors.

     The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to those beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally or by telephone or facsimile.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") appointed for the meeting and will determine whether or not a quorum is present.

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares outstanding on the Record Date. Shares voted "FOR," "AGAINST," or "WITHHELD FROM," a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against a proposal.

     In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast. Accordingly, the Company does not intend to treat broker non-votes as a vote against a Proposal.

     Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of the three Class III directors, for the approval of the 2002 TMNG Senior Executive Bonus Plan, for the confirmation of the appointment of the independent auditors, and as the proxy holders deem advisable on other matters that may come before the meeting.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented by such stockholders at the Company's 2003 Annual Meeting must be received by the Company no later than December 27, 2002 in order that such proposals may be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES FOR DIRECTOR

     Pursuant to the Company's Restated Certificate of Incorporation and by amendment to the Bylaws of the Company adopted by the Company's Board of Directors in February 2002, membership of the Board of Directors was increased from seven to eight members, divided into three classes serving staggered terms of three years each. Mr. Stephen B. Brodeur was appointed by the Board as a Class III Director, to serve until the 2002 Annual Meeting. Mr. Brodeur has been nominated for a three year term commencing on the Annual Meeting date.

     Currently, there are two directors in Class I, three directors in Class II and three directors in Class III. The Class I and Class II directors will be elected at the Company's 2003 and 2004 Annual Meetings of Stockholders, respectively. Each of the Class III directors elected at the 2002 Annual Meeting will hold office until the 2005 Annual Meeting of Stockholders or until a successor has been duly elected and qualified.

     In the event that any of such persons becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

     The names of the three Class III nominees for election to the Board of Directors at the Annual Meeting, their ages as of the Record Date, and certain information about them are set forth below. The names of the current Class I and Class II directors with unexpired terms, their ages as of the Record Date, and certain information about them are also stated below.

NAME                                        AGE              PRINCIPAL OCCUPATION
----                                        ---              --------------------
NOMINEES FOR CLASS III DIRECTOR
Grant G. Behrman(1).......................  48    Chairman, Managing Partner, Behrman Capital
Richard P. Nespola........................  57    President and Chief Executive Officer of
                                                  the Company
Stephen B. Brodeur........................  37    Vice President of the Company

CONTINUING CLASS I DIRECTORS
William M. Matthes........................  42    Managing Partner, Behrman Capital
Micky K. Woo..............................  48    Vice President of the Company

CONTINUING CLASS II DIRECTORS
Mario M. Rosati(2)........................  55    Partner, Wilson, Sonsini, Goodrich & Rosati
Andrew D. Lipman(1)(2)....................  50    Partner, Swidler Berlin Shereff Friedman
                                                  LLP
Roy A. Wilkens(1)(2)......................  59    Director

---------------
(1) Member of the Compensation Committee

(2) Member of the Audit Committee

     There are no family relationships among any of the directors or executive officers of the Company.

DIRECTORS TO BE ELECTED AT THE ANNUAL MEETING

     Grant G. Behrman has served as the Chairman of the Board since February 1998. Mr. Behrman currently serves as Managing Partner of Behrman Capital, a private equity firm, and was a founding partner of that firm. Prior to founding Behrman Capital, Mr. Behrman was a founding member of Morgan Stanley's Venture Capital Group where he worked from 1981 to 1991, and a consultant with the Boston Consulting Group from 1977 to 1981. Mr. Behrman is a director of Brooks Equipment Corp., Inc., Esoterix, Inc., Executive Greetings, Inc. and several other private companies. Mr. Behrman received an M.B.A. with distinction from the Wharton Graduate School of Business in 1977. Mr. Behrman received his undergraduate degree in Business from the University of the Witwatersrand (South Africa).

     Richard P. Nespola has served as President and Chief Executive Officer and founded TMNG in 1990. Prior to founding TMNG, from 1989 to 1990, Mr. Nespola served as Senior Vice President and Chief Operating Officer of Telesphere Communications, a communications service provider. From 1986 through 1989, he held the positions of Vice President of Financial Operations and Senior Vice President of Strategic Markets and Product Pricing at Sprint. He also served as the Senior Director of Revenue and Treasury Operations at MCI from 1982 to 1986. Mr. Nespola is also a frequent chair of industry forums and noted conference speaker. Mr. Nespola received his B.A. and his M.B.A. from Long Island University.

     Stephen B. Brodeur has served as Vice President and as a director of TMNG since March 2002. Mr. Brodeur was President of the Cambridge Strategic Management Group, Inc. (CSMG), which was acquired by TMNG in 2002. Mr. Brodeur joined CSMG in 1992 as Managing Director and was made President in 1997. Prior to his arrival at CSMG, Mr. Brodeur served as Director of Marketing for ACT/PC, a provider of patient information care systems. He holds a Master of Management degree from the Kellogg School of Management at Northwestern University.

DIRECTORS WHOSE TERMS EXTEND BEYOND THE ANNUAL MEETING

     William M. Matthes has served as a director since February 1998. Mr. Matthes joined Behrman Capital, a private equity firm, in April 1996 and has served as a Managing Partner of Behrman Capital since January

1999. Mr. Matthes was Chief Operating Officer of Holsted Marketing, Inc., a direct marketing company from July 1994 to April 1996. From December 1989 to July 1994, Mr. Matthes was a General Partner at Brentwood Associates, a private equity firm. Mr. Matthes currently serves on the Board of iStar Financial (NYSE:
SFI) and several private companies. Mr. Matthes received his M.B.A. from Harvard Business School in 1986 where he was both a Baker Scholar and a Loeb Rhoades Fellow. Mr. Matthes received his A.B. in Economics from Stanford University, where he graduated with honors and distinction.

     Micky K. Woo has served as Vice President and as a director of TMNG, and he has been a Partner with TMNG since December 1991. Prior to joining TMNG, Mr. Woo served from June 1989 to November 1999 as Vice President of Information Systems and Revenue Assurance at Telesphere Communications, a communications service provider. From 1987 to 1989, Mr. Woo was the Director of Revenue and Treasury Management at Sprint and from 1983 to 1987 he served in management at MCI, including Senior Manager of Receivables Management, Senior Manager of the East Coast Billing Center, and the Senior Manager of Revenue Reporting and Analysis. Prior to entering the telecommunications industry, Mr. Woo was a consultant with Price Waterhouse. Mr. Woo received his B.A. in Computer Science and an M.A. in accounting from the University of Iowa.

     Mario M. Rosati has served as a director since June 1999. Mr. Rosati is a member of the executive committee of Wilson, Sonsini, Goodrich & Rosati. He has been with the law firm since 1971, first as an associate and then as a member since 1975. He is a member of the Board of Directors of Aehr Test Systems, a semiconductor equipment company, Genus, Inc., a semiconductor equipment company, Sanmina Corporation, an electronics contract manufacturing company, Symyx Technologies, a combinatorial materials science company, and Vivus, Inc., a medical device company. Mr. Rosati received his B.A. from the University of California at Los Angeles and his J.D. from the University of California at Berkeley, Boalt Hall School of Law.

     Andrew D. Lipman joined our Board of Directors in May 2000. Mr. Lipman is the senior partner in the Telecommunications Group and the Vice Chairman of the law firm of Swidler Berlin Shereff Friedman LLP. For more than ten years, while maintaining his partnership at Swidler Berlin Shereff Friedman LLP, Mr. Lipman also served as Senior Vice President, Legal and Regulatory Affairs for MFS Communications. Mr. Lipman sits on the Boards of Nuskin Enterprises, a cosmetics and nutritional manufacturer and marketer; Allegiance Telecom, a communications carrier; DSET, a telecommunications software provider; NHC, a telecommunications robotics equipment manufacturer and International Worldwide Cellular, an international cellular telephone distributor. Mr. Lipman is a graduate of the University of Rochester (summa cum laude) and Stanford Law School.

     Roy A. Wilkens has served as a director since June 1999. In 1985, Mr. Wilkens founded WilTel, Inc., a wholesale communications carrier and a subsidiary of The Williams Companies, an oil and gas pipeline company. Mr. Wilkens was the Chief Executive Officer of WilTel Inc. from 1985 to 1995. In 1995, Wiltel was acquired by LDDS Communications, a predecessor company to MCI Worldcom, and Mr. Wilkens remained as Chief Executive Officer of Wiltel until 1997. Prior to 1985, Mr. Wilkens served as the President of Williams Pipeline Company, a subsidiary of The Williams Companies. In 1992, President George Bush appointed Mr. Wilkens to the National Security Telecommunications Advisory Council. He has also served as chairman of both the Competitive Telecommunications Association and the National Telecommunications Network. Mr. Wilkens is a member of the Board of Directors of McLeodUSA Incorporated, a CLEC, Orillion Corp., a software provider to the telecommunications industry, and UniDial, Inc., a long distance telecommunications services provider.

VOTE REQUIRED

     The three nominees receiving the highest number of affirmative votes in person or represented by proxy and entitled to vote shall be elected as the Class III directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law.

BOARD MEETINGS, COMMITTEES AND DIRECTOR COMPENSATION

     The Board of Directors of the Company held a total of 7 meetings during the fiscal year ended December 29, 2001. All Directors attended 100% of the meetings, with the exception of one director who was excused due to a potential conflict of interest in connection with a proposed acquisition opportunity.

     The Board of Directors has an Audit Committee and Compensation Committee. It does not have a nominating committee or committee performing the functions of a nominating committee. From time to time, the Board has created various ad hoc committees for special purposes. No such committee is currently functioning.

     The Audit Committee consists of Mario M. Rosati, Roy A. Wilkens and Andrew
D. Lipman. The members of the Audit Committee are deemed "independent", as defined in Rule 4200(a)(15) of the NASDAQ listing standards.

     The functions of the Audit Committee are described in the "Report of the Audit Committee" included in this annual proxy statement, and in the amended and restated charter included in Appendix B to this proxy statement.

     The Compensation Committee consists of Grant G. Behrman, Andrew D. Lipman and Roy A. Wilkens. The Compensation Committee makes recommendations to the Board of Directors regarding our employee benefit plans and the compensation of officers. None of the members of the Compensation Committee is currently, or has ever been at any time since our formation, one of our officers or employees. No member of the Compensation Committee serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more officers serving as a member of our Board of Directors or Compensation Committee.

COMPENSATION OF DIRECTORS

     Our non-employee directors are reimbursed for expenses incurred in connection with attending board and committee meetings but are not compensated in cash for their services as board or committee members. We have in the past granted non-employee directors options to purchase our Common Stock for services provided as directors pursuant to the terms of our stock plans, and our Board continues to have the discretion to grant options to new non-employee directors. Messrs. Rosati and Wilkens each received an option to purchase 37,500 shares of our Common Stock when they joined the Board of Directors in 1999. Such options have been exercised but remain subject to a right of repurchase by TMNG which lapses over a period of four years. Mr. Lipman received an option to purchase 37,500 shares of our Common Stock when he joined the Board of Directors in 2000, and received an additional option to purchase 34,212 shares of our Common Stock in 2001. Such options have not been exercised as of December 29, 2001.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH HEREIN.

                                 PROPOSAL NO. 2

             APPROVAL OF THE 2002 TMNG SENIOR EXECUTIVE BONUS PLAN

     The 2002 TMNG Senior Executive Bonus Plan provides the Company's senior executives with the opportunity to earn incentive awards based on the achievement of goals relating to the performance of the Company. The Board of Directors has approved the adoption of the 2002 TMNG Senior Executive Bonus Plan.

BACKGROUND AND REASONS FOR ADOPTION

     The Company wants to adopt the 2002 TMNG Senior Executive Bonus Plan to reward management for achieving certain performance objectives and to qualify payments thereunder as "performance-based compensation", so that the Company can receive a federal income tax deduction for the payment of incentive bonuses to its most highly compensated executive officers. Under Section 162(m) of the Internal Revenue Code, the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of its four other most highly compensated executive officers may be limited to the extent that such compensation exceeds $1 million in any one year. Under Section 162(m), the Company may deduct compensation in excess of that amount if it qualifies as "performance-based compensation", as defined in Section 162(m). Bonuses rewarded to management under the plan will qualify as "performance-based compensation" for Section 162(m) purposes if this proposal is approved. The discussion set forth below is qualified in its entirety by reference to the copy of the 2002 TMNG Senior Executive Bonus Plan attached as Appendix A.

VOTE REQUIRED

     The affirmative vote of a majority of the Votes Cast will be required to approve the adoption of the 2002 TMNG Senior Executive Bonus Plan, provided such affirmative vote also constitutes a majority of the quorum.

DESCRIPTION OF THE 2002 TMNG SENIOR EXECUTIVE BONUS PLAN

     The following paragraphs provide a summary of the principal features of the 2002 TMNG Senior Executive Bonus Plan and its operation.

  PURPOSE OF THE PLAN

     The 2002 TMNG Senior Executive Bonus Plan is intended to increase stockholder value and the success of the Company by aligning senior executive compensation with the Company's business objectives and performance.

  ADMINISTRATION OF THE PLAN

     The 2002 TMNG Senior Executive Bonus Plan is administered by the Compensation Committee of the Board of Directors in accordance with (i) the express provisions of the plan and (ii) the requirements of Section 162(m).

  ELIGIBILITY TO RECEIVE AWARDS

     Participation in the 2002 TMNG Senior Executive Bonus Plan is determined annually in the discretion of the Company's Compensation Committee. In selecting participants for the plan, the Committee will choose officers of the Company who are highly compensated and who are likely to have a significant impact on Company performance. For fiscal 2002, the participants in the plan will be Ms. Amanda Weathersby and Messrs. Nespola, Woo, Peck, Klumb and Brodeur. Participation in future years will be at the discretion of the Committee, but it is currently expected that three to six officers will participate in the plan each year.

  TARGET AWARDS AND PERFORMANCE GOALS

     For each fiscal year, the Committee will establish a target award for the participants in the program and the performance goals which must be attained in order for the participants to achieve the target award, together with a formula for increasing or decreasing a participant's actual award depending upon how the Company's actual performance compares to the pre-established performance goals. Among the performance measures which the Committee may use are gross revenue and net earnings.

     For 2002, the Committee has established a gross revenue goal of $70 million for the plan participants. If this gross revenue goal is reached, aggregate bonuses under the 2002 TMNG Senior Executive Bonus Plan will be paid at the maximum rate of 2% of gross revenue up to the $70 million target and at the maximum rate of 3% of gross revenue above the $70 million target. The Compensation Committee, giving consideration to multiple factors including earnings and overall performance compared to the economic and competitive environment, will determine final approval of the bonus amount. The bonus pool will be split among the plan participants in accordance with the direction of the Chief Executive Officer as accepted by the Compensation Committee.

  DETERMINATION OF ACTUAL AWARDS

     The 2002 TMNG Senior Executive Bonus Plan contains a continuous employment requirement. If a participant's employment with the Company terminates prior to the end of a fiscal year, he or she generally will not be entitled to the payment of an award for that fiscal year. However, exceptions are provided: (i) if the participant's termination is due to retirement, disability or death, the Committee will prorate his or her actual award based on the date of termination and such other considerations as the Committee deems appropriate; or (ii) if the participant's employment agreement contains a clause addressing bonus allocation upon termination.

     Awards under the 2002 TMNG Senior Executive Bonus Plan generally will be payable in cash after the end of the fiscal year for which the award was earned. The Company will continue to operate its general bonus plan for the compensation of senior executives and other key employees for whom Section 162(m) is not applicable.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 2002 TMNG SENIOR EXECUTIVE BONUS PLAN.

                                 PROPOSAL NO. 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Deloitte & Touche LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 28, 2002, and recommends that stockholders vote "FOR" ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     Deloitte & Touche LLP has audited the Company's financial statements annually since 1995.

FEES PAID OR DUE TO DELOITTE & TOUCHE LLP

  AUDIT FEES

     The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche") for professional services rendered and related reimbursable expenses incurred for the audit of the Company's annual financial statements for the fiscal year ended December 29, 2001 and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were approximately $138,000.

  FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     No professional services related to information systems design and implementation were performed for the Company by Deloitte & Touche during the fiscal year ended December 29, 2001.

  ALL OTHER FEES

     The aggregate fees billed by Deloitte & Touche for all other professional services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for the fiscal year ended December 29, 2001 were approximately $146,000, including audit related services of approximately $111,000 and non-audit services of approximately $35,000. Audit related services generally include fees and related reimbursable expenses incurred for due diligence in connection with the Company's potential acquisitions, consents, and the audit of the Company's 401(k) Plan.

     The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountants' independence and has determined that those services are compatible with its independence.

     Representatives of Deloitte & Touche LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. If stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 28, 2002.

EXECUTIVE OFFICERS

     Richard P. Nespola, 57, has served as President and Chief Executive Officer and founded TMNG in 1990. Prior to founding TMNG, from 1989 to 1990, Mr. Nespola served as Senior Vice President and Chief Operating Officer of Telesphere Communications, a communications service provider. From 1986 through 1989, he held the positions of Vice President of Financial Operations and Senior Vice President of Strategic Markets and Product Pricing at Sprint. He also served as the Senior Director of Revenue and Treasury Operations at MCI from 1982 to 1986. Mr. Nespola is also a frequent chair of industry forums and noted conference speaker. Mr. Nespola received his B.A. and his M.B.A. from Long Island University.

     Micky K. Woo, 48, has served as Vice President and as a director of the Company, and has been a Partner with TMNG since December 1991. Prior to joining TMNG, Mr. Woo served from June 1989 to November 1999 as Vice President of Information Systems and Revenue Assurance at Telesphere Communications, a communications service provider. From 1987 to 1989, Mr. Woo was the Director of Revenue and Treasury Management at Sprint and from 1983 to 1987 he served in management at MCI, including Senior Manager of Receivables Management, Senior Manager of the East Coast Billing Center, and the Senior Manager of Revenue Reporting and Analysis. Prior to entering the telecommunications industry, Mr. Woo was a consultant with Price Waterhouse. Mr. Woo received his B.A. in Computer Science and an M.A. in accounting from the University of Iowa.

     Ralph R. Peck, 51, has served as Vice President of the Company and has been a Partner with TMNG since August 1991. From 1986 to 1988, Mr. Peck was a Director of Revenue Management at Sprint and the Senior Manager for both West Coast Financial Operations Revenue and Treasury Systems Management at MCI from 1984 to 1986. In these positions, Mr. Peck had responsibility for billing systems, billing center management, revenue and treasury management, new product development, and customer database conversions. Mr. Peck received his B.S.B.A. from American University.

     Donald E. Klumb, 39, has served as Vice President and Chief Financial Officer of the Company since July 1999. From June 1998 to July 1999, Mr. Klumb was a partner at Deloitte & Touche LLP and headed the firm's Midwest telecommunications and high technology practice. From 1992 to 1998, he was a senior manager with Deloitte & Touche LLP. Mr. Klumb received his B.S. in accounting from the University of Wisconsin-Milwaukee and is a certified public accountant.

     Amanda M. Weathersby, 47, has served as Vice President of the Company since joining TMNG in September 2000. Ms. Weathersby is the founder of The Weathersby Group, Inc., a marketing consulting firm, which she led over ten years prior to joining TMNG. Prior to founding The Weathersby Group, Ms. Weathersby served as the Vice President of Product Management and Product Development at Sprint, Inc. and served in senior roles with MCI. Ms. Weathersby received her B.A. in English from Lawrence University.

     Stephen B. Brodeur, 37, has served as Vice President and as a director of the Company since March 2002. Mr. Brodeur was President of the Cambridge Strategic Management Group, Inc. (CSMG), which was acquired by TMNG in 2002. Mr. Brodeur joined CSMG in 1992 as Managing Director and was made

President in 1997. Prior to his arrival at CSMG, Mr. Brodeur served as Director of Marketing for ACT/PC, a provider of patient information care systems. He holds a Master of Management degree from the Kellogg School of Management at Northwestern University.

     Jacob W. Bayer, Jr., 46, was appointed Corporate Secretary of the Company in February 2002. Mr. Bayer is a director, member of the Executive Committee and Head of the General Business Group of the law firm of Shughart Thomson & Kilroy, P.C. Mr. Bayer joined the firm in 1980 following his graduation from the University of Kansas School of Law. He received his undergraduate degree in Business Administration from the University of Kansas in 1977.

EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth the compensation earned by our Chief Executive Officer and our other executive officers during 1999, 2000 and 2001 who received compensation of more than $100,000 during those years:

                                                                       LONG-TERM
                                                                      COMPENSATION
                                               ANNUAL                  SECURITIES
                                            COMPENSATION               UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR    SALARY($)     BONUS($)    OPTIONS(#)    COMPENSATION($)
---------------------------          ----   ------------   --------   ------------   ---------------
Richard P. Nespola(1)..............  2001     $394,714           --     128,000         $  7,889
  Chief Executive Officer and        2000     $570,069     $750,000      88,800         $ 30,242
  President                          1999     $440,000     $222,638                     $107,018
Micky K. Woo(2)....................  2001     $262,033           --      85,000         $    194
  Vice President                     2000     $368,937     $600,000      66,600         $ 27,029
                                     1999     $275,000     $175,000                     $ 85,000
Ralph R. Peck(3)...................  2001     $250,594           --      81,500         $    297
  Vice President                     2000     $351,904     $200,000      44,600         $ 25,675
                                     1999     $268,750     $ 50,000                     $ 85,000
Donald E. Klumb(4)(5)..............  2001     $180,385           --      50,000         $    137
  Vice President and                 2000     $180,000     $ 89,231                     $502,948
  Chief Financial Officer            1999     $ 76,300     $ 17,400     250,000
Amanda M. Weathersby(6)............  2001     $144,615           --                     $    144
  Vice President                     2000     $ 36,923           --     100,000

---------------

(1) Mr. Nespola's annual salary for 2001 was $567,630. During the third quarter of 2001, Mr. Nespola agreed to waive receipt of cash base compensation in exchange for a grant of 128,000 non-statutory stock options at fair market value as a part of cost-reduction initiatives adopted by management. All other compensation in 2001 is for taxable portion of group term life insurance, taxable portion of split dollar life insurance, and the use of an automobile, including the amount of lease payments taxable to Mr. Nespola. All other compensation in 2000 is cash benefits, taxable portion of group term life insurance, and the use of an automobile, including the amount of lease payments taxable to Mr. Nespola.

(2) Mr. Woo's annual salary for 2001 was $376,824. During the third quarter of 2001, Mr. Woo agreed to waive receipt of cash base compensation in exchange for a grant of 85,000 non-statutory stock options at fair market value as a part of cost-reduction initiatives adopted by management. All other compensation in 2001 is for taxable portion of group term life insurance. All other compensation in 2000 is for cash benefits, taxable portion of group term life insurance, and computer allowance.

(3) Mr. Peck's annual salary for 2001 was $360,374. During the third quarter of 2001, Mr. Peck agreed to waive receipt of cash base compensation in exchange for a grant of 81,500 non-statutory stock options at fair market value as part of cost-reduction initiatives adopted by management. All other compensation in 2001 is for taxable portion of group term life insurance. All other compensation in 2000 is for cash benefits and taxable portion of group term life insurance.

(4) Mr. Klumb's annual salary for 2001 was $180,385. All other compensation stated is for taxable portion of group term life insurance. All other compensation in 2000 is for taxable portion of group term life insurance, and compensation related to the exercise of non-qualified incentive stock options.

(5) Mr. Klumb joined TMNG in July 1999. His 1999 annual salary rate and bonus were $180,000 and $40,000, respectively.

(6) Ms. Weathersby's annual salary for 2001 was $144,615. All other compensation stated is for taxable portion of group term life insurance. Ms. Weathersby joined TMNG in September 2000. Her 2000 annual salary rate was $160,000.

SECTION 162(m) OF THE INTERNAL REVENUE CODE LIMITATIONS ON EXECUTIVE
COMPENSATION

     In 1993, Section 162(m) was added to the Internal Revenue Code of 1986, as amended, (the "Code"). Section 162(m) may limit the Company's ability to deduct for United States federal income tax purposes compensation in excess of $1,000,000 paid to the Company's Chief Executive Officer and its four other highest paid executive officers in any one fiscal year. No executive officer of the Company received any such compensation in excess of this limit during fiscal 2001.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information relating to stock options granted during 2001 to the named executive officers, together with the potential realizable value over the term of the options (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are mandated by the Securities and Exchange Commission and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of our Common Stock.

                                               INDIVIDUAL GRANTS
                             -----------------------------------------------------
                                          PERCENT OF                                 POTENTIAL REALIZABLE VALUE AT
                             NUMBER OF      TOTAL                                       ASSUMED ANNUAL RATES OF
                             SECURITIES    OPTIONS                                      STOCK APPRECIATION FOR
                             UNDERLYING   GRANTED TO   EXERCISE                             OPTION TERM(2)
                              OPTIONS     EMPLOYEES    PRICE PER                     -----------------------------
NAME                         GRANTED(1)    IN 2001       SHARE     EXPIRATION DATE        5%              10%
----                         ----------   ----------   ---------   ---------------   -------------   -------------
Richard P. Nespola.........    88,800       2.37%        $4.00     April 9, 2011     $0.2 million    $0.6 million
Richard P. Nespola.........   128,000       3.42%        $4.86     July 24, 2011     $0.4 million    $1.0 million
Micky K. Woo...............    66,600       1.78%        $4.00     April 9, 2011     $0.2 million    $0.4 million
Micky K. Woo...............    85,000       2.27%        $4.86     July 24, 2011     $0.3 million    $0.7 million
Ralph R. Peck..............    44,600       1.19%        $4.00     April 9, 2011     $0.1 million    $0.3 million
Ralph R. Peck..............    81,500       2.18%        $4.86     July 24, 2011     $0.2 million    $0.6 million
Donald E. Klumb............    50,000       1.34%        $4.86     July 24, 2011     $0.2 million    $0.4 million
Amanda M. Weathersby.......   100,000       2.67%        $4.00     April 9, 2011     $0.3 million    $0.6 million

---------------

(1) We granted options to purchase a total of 3,740,054 shares of Common Stock during 2001.

(2) Value realized reflects the fair market value of our common stock underlying the option on the date of exercise minus the aggregate exercise price of the option.

AGGREGATE YEAR-END OPTION VALUES

     The following table sets forth information regarding the number and value of securities underlying exercisable and unexercisable options held by the named executive officers at December 29, 2001:

                                                NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                               UNDERLYING UNEXERCISED              IN-THE-MONEY
                                                     OPTIONS AT                     OPTIONS AT
                                                  DECEMBER 29, 2001            DECEMBER 29, 2001(1)
                                             ---------------------------   ----------------------------
NAME                                         EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                                         -----------   -------------   ------------   -------------
Richard P. Nespola.........................     88,800        216,800                --   $0.5 million
Micky K. Woo...............................     99,933        168,267      $0.2 million   $0.5 million
Ralph R. Peck..............................     77,933        142,767      $0.2 million   $0.4 million
Donald E. Klumb............................    118,750        156,250      $0.6 million   $0.6 million
Amanda M. Weathersby.......................     25,000        175,000                --   $0.3 million

---------------
(1) Value of unexercised in-the-money options are based on a value of $7.00 per share, the closing price of our common stock on the NASDAQ National Market on December 28, 2001, minus the per share exercise price, multiplied by the number of shares underlying the option.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee"), comprising three directors, none of whom are employees of the Company, is responsible for the administration of the Company's compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. The Company's compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to the Company's performance and stockholder return.

     Compensation Philosophy. The Company's overall executive compensation philosophy is based on a series of guiding principles derived from the Company's values, business strategy, and management requirements. These principles are summarized as follows:

     - Provide competitive levels of total compensation which will enable the Company to attract and retain the best possible executive talent;

     - Motivate executives to achieve optimum performance for the Company;

     - Align the financial interest of executives and stockholders through equity-based plans;

     - Provide a total compensation program that recognizes individual contributions as well as overall business results.

     Compensation Program. The Committee is responsible for reviewing and recommending to the Board the compensation and benefits of all officers of the Company and establishing and reviewing general policies relating to compensation and benefits of employees of the Company. The Committee is also responsible for the administration of the Company's 1998 Equity Incentive Plan and will be responsible for administering the 2002 Bonus Plan. There are three major components to the Company's executive compensation: base salary, potential cash bonus, and potential long-term compensation in the form of stock options. The Committee considers the total current and potential long-term compensation of each executive officer in establishing each element of compensation.

          1. Base Salary. In setting compensation levels for executive officers, the Committee reviews competitive information relating to compensation levels for comparable positions at consulting firms, telecommunications companies and other high technology companies. In addition, the Committee may, from time to time, hire compensation and benefit consultants to assist in developing and reviewing overall salary strategies. Individual executive officer base compensation may vary based on time in position, assessment of individual performance, salary relative to internal and external equity and critical nature of the position to the success of the Company.

          2. Long-Term Incentives. The Company's Stock Plan provides for the issuance of stock options to officers and employees of the Company to purchase shares of the Company's Common Stock at an exercise price equal to the fair market value of such stock on the date of grant. Stock options are granted to the Company's executive officers and other employees both as a reward for past individual and corporate performance and as an incentive for future performance. The Committee believes that stock-based performance compensation arrangements are essential in aligning the interests of management and the stockholders and in enhancing the value of the Company's equity.

          3. Benefits. The Company provides benefits to the named executive officers that are generally available to all employees of the Company. The amount of executive level benefits and perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of total salary and bonus for the fiscal year 2001 for any executive officer.

     It is in the opinion of the Committee that the aforementioned compensation policies and structures provide the necessary discipline to properly align the Company's corporate economic performance and the interest of the Company's stockholders with progressive, balanced and competitive executive total compensation in an equitable manner.

2001 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     In determining Mr. Nespola's salary for fiscal year 2001, the Committee considered competitive compensation data for publicly-held consulting and telecommunications companies. The Committee also took into account Mr. Nespola's experience and knowledge and his performance as Chief Executive Officer. Mr. Nespola's salary for fiscal year 2001 was adjusted to an annual rate of $567,630 to be more closely in line with salaries paid to chief executive officers of comparably sized, publicly-held management consulting companies. During the third quarter of fiscal year 2001, Mr. Nespola reduced his base cash compensation in exchange for a grant of 128,000 non-statutory stock options at fair market value as part of cost-reduction initiatives adopted by management.

     The foregoing Committee Report is not considered "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

                                          Respectfully submitted,

                                          The Compensation Committee of the
                                          Board of Directors

                                          Grant G. Behrman
                                          Andrew D. Lipman
                                          Roy A. Wilkens

                                          April 26, 2002

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Committee is governed by a written charter approved by the Board of Directors. The Board of Directors amended and restated the charter in 2002. A copy of the amended and restated charter is attached as Appendix B to this proxy statement. The Company's management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and other matters that are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 and has discussed with the independent auditors the auditors' independence from management and the Company, including the written disclosures required by Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services with the auditors' independence. The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their audits, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held 4 meetings during fiscal year 2001. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 29, 2001 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder ratification, the selection of the Company's independent auditors.

     The foregoing Committee Report is not considered "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates it by reference into any such future filing.

                                          Respectfully submitted,

                                          The Audit Committee of the Board of
                                          Directors

                                          Mario M. Rosati
                                          Roy A. Wilkens
                                          Andrew D. Lipman

                                          April 26, 2002

STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the NASDAQ National Market, U.S. index ("NASDAQ U.S. Index"), the JP Morgan H & Q Technology Index, and the Russell 2000 Index for the period beginning on November 23, 1999, the Company's first day of trading after its initial public offering, and ending on December 28, 2001.

                COMPARISON OF 25 MONTH CUMULATIVE TOTAL RETURN*
                   AMONG THE MANAGEMENT NETWORK GROUP, INC.,
                     THE NASDAQ STOCK MARKET (U.S.) INDEX,
                     THE JP MORGAN H & Q TECHNOLOGY INDEX,
                         AND THE RUSSELL 2000 INDEX(1)

                              (PERFORMANCE GRAPH)

                                        11/23/99    1/1/00     12/30/00    12/29/01
                                        --------    ------     --------    --------
 The Management Network Group, Inc.      100.00     191.91       69.85       41.18
 NASDAQ Stock Market (U.S.)              100.00     121.58       73.13       59.16
 JP Morgan H & Q Technology Index        100.00     125.66       81.24       57.18
 Russell 2000 Index                      100.00     111.25      107.89      111.73

---------------
 * $100 invested on 11/23/99 in stock or index, including reinvestment of dividends.

(1) We have added the Russell 2000 Index because the JP Morgan H & Q Technology Index stopped reporting in 2002, and we may continue to use the Russell 2000 Index in the future.

This Stock Performance Graph and related disclosure are not considered "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates it by reference into any such future filing.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the Company's Common Stock as of April 16, 2002, by (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. Except as otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws.

     Unless otherwise indicated, the address for each beneficial owner set forth below is c/o The Management Network Group, Inc., 7300 College Boulevard, Suite 302, Overland Park, Kansas 66210.

                                                              SHARES BENEFICIALLY
                                                                     OWNED
                                                              --------------------
                                                                TOTAL
BENEFICIAL OWNER                                                NUMBER     PERCENT
----------------                                              ----------   -------
5% STOCKHOLDERS:
Behrman Capital II L.P.(1)..................................  12,467,282    37.5%
  126 E. 56th Street, 27th Floor
  New York, NY 10022
EXECUTIVE OFFICERS & DIRECTORS:
Grant G. Behrman(1)(2)......................................  12,467,282    37.5%
  Behrman Capital
  126 E. 56th Street, 27th Floor
  New York, NY 10022
William M. Matthes(1)(3)....................................  12,467,282    37.5%
  Behrman Capital
  Four Embarcadero Center
  Suite 3640
  San Francisco, CA 94111
Richard P. Nespola(4).......................................   4,364,440    13.1%
Stephen B. Brodeur..........................................   2,892,800     8.7%
Micky K. Woo Trust(5).......................................   2,209,921     6.7%
Ralph R. Peck(6)............................................   1,031,972     3.1%
Amanda M. Weathersby(7).....................................     260,157       *
Donald E. Klumb(8)..........................................     127,361       *
Mario M. Rosati(9)..........................................      37,500       *
  Wilson Sonsini Goodrich & Rosati
  650 Page Mill Road
  Palo Alto, CA 94304
Roy A. Wilkens(9)...........................................      37,500       *
Andrew D. Lipman(10)........................................      17,928       *
  Swidler Berlin Shereff Friedman LLP
  3000 K Street, N.W.
  Suite 300
  Washington, DC 20007
All directors and executive Officers as a group (10
  persons)..................................................  23,446,861    70.6%

---------------
  *  Less than 1% of the outstanding shares of common stock.

 (1) Includes 81,097 shares held by Strategic Entrepreneur Fund II, L.P., an affiliate of Behrman Capital.

 (2) Represents 12,386,185 shares held by Behrman Capital and 81,097 shares held by Strategic Entrepreneur Fund. Mr. Behrman is a managing member of Behrman Brothers LLC, the general partner of Behrman Capital, and a general partner of Strategic Entrepreneur Fund. Mr. Behrman disclaims beneficial ownership of the shares held by these entities, except to the extent of his proportionate membership interest in Behrman Brothers LLC and his partnership interest in Strategic Entrepreneur Fund. Mr. Behrman is a member of our Board of Directors.

 (3) Represents 12,386,185 shares held by Behrman Capital and 81,097 shares held by Strategic Entrepreneur Fund. Mr. Matthes is a managing member of Behrman Brothers LLC. Mr. Matthes disclaims beneficial ownership of the shares held by Behrman Capital, except to the extent of his proportionate membership interest in Behrman Brothers LLC. Mr. Matthes is a member of our Board of Directors.

 (4) Includes 169,000 shares held by the TMNG 1999 Trust, Faye Nespola, Trustee, and 177,600 exercisable stock options. Mr. Nespola disclaims beneficial ownership of the shares held by the TMNG 1999 Trust.

 (5) Includes 70,200 shares held by Growth Unlimited, Inc. and 183,200 exercisable stock options.

 (6) Includes 139,200 exercisable stock options.

 (7) Includes 50,000 exercisable stock options.

 (8) Includes 118,750 exercisable stock options.

 (9) Consists of 37,500 shares that are subject to a right of repurchase by TMNG. The shares subject to the right of repurchase vest in four equal annual installments, commencing on June 4, 2000.

(10) Includes 17,928 exercisable stock options.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, officers and beneficial owners of more than 10% of the Company's Common Stock to file reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms submitted to it during the fiscal year ended December 29, 2001 (the "Last Fiscal Year"), the Company believes that, during the Last Fiscal Year, all officers, directors and beneficial owners of more than 10% of the outstanding Common Stock complied with all Section 16(a) requirements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

OUTSIDE COUNSEL

     Mr. Rosati, one of our directors, is a member of Wilson Sonsini Goodrich & Rosati, which performed legal services for the Company during 2001.

INDEMNIFICATION AGREEMENTS

     We have entered into indemnification agreements with each of our directors and executive officers.

TRANSACTIONS WITH CUSTOMERS

     McLeod USA Incorporated is a customer of ours. Mr. Wilkens, a member of our Board of Directors, is also a director of McLeod USA Incorporated. We provided approximately $2,250,000 of consulting services to this customer during fiscal year 2001.

     Mr. Lipman, a member of our Board of Directors, has an ownership interest in the law firm of Swidler Berlin Shereff Friedman LLP. We performed approximately $14,000 of consulting services for this customer during fiscal year 2001.

LOANS TO OFFICERS

     In the third quarter of fiscal year 2001, three executive officers of the Company received stock options at fair market value in lieu of receiving their cash base compensation. To assist in meeting the cash flow needs of the officers who reduced their compensation, the Company provided lines of credit, collateralized by Company common stock held by such officers. The maximum aggregate available borrowings under the loan agreements between the three officers and the Company are $1,300,000. Borrowings against the line of credit at December 29, 2001 totaled $200,000. In accordance with the loan provisions, the interest rate charged on the loans is equal to the Applicable Federal Rate
(AFR), as announced by the Internal Revenue Service, for short-term obligations (with annual compounding) in effect for the month in which the advance is made, until fully paid.

POLICY REGARDING TRANSACTIONS WITH AFFILIATES

     All future transactions with affiliates must be approved by a majority of our Board of Directors, including a majority of the independent and disinterested members or, if required by law, a majority of disinterested stockholders, and will be on terms no less favorable to us than we could have obtained from unaffiliated third parties.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

                                          The Board of Directors

Overland Park, Kansas
April 26, 2002

                                                                      APPENDIX A

                     2002 TMNG SENIOR EXECUTIVE BONUS PLAN

     The 2002 TMNG Senior Executive Bonus Plan provides the Company's senior executives with the opportunity to earn incentive awards based on the achievement of goals related to the performance of the Company.

     Background and Reasons for Adoption: Under Section 162(m) of the Internal Revenue Code, the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of its four other most highly compensated executive officers may be limited to the extent that such compensation exceeds $1 million in any one year. Under Section 162(m), the Company may deduct compensation in excess of that amount if it qualifies as "performance-based compensation," as defined in Section 162(m).

     Description of the 2002 TMNG Senior Executive Bonus Plan: The following paragraphs provide a summary of the principal features of the 2002 TMNG Senior Executive Bonus Plan.

     Purpose of the Plan: The 2002 TMNG Senior Executive Bonus Plan is intended to increase stockholder value and the success of the Company by aligning senior executive compensation with the Company's business objectives and performance.

     Administration of the Plan: The 2002 TMNG Senior Executive Bonus Plan is administered by the Compensation Committee of the Board of Directors in accordance with (i) the express provisions of the plan and (ii) the requirements of Section 162(m).

     Eligibility to Receive Awards: Participation in the 2002 TMNG Senior Executive Bonus Plan is determined annually in the discretion of the Company's Compensation Committee. In selecting participants for the plan, the Committee will choose officers of the Company who are likely to have significant impact on Company performance and be highly compensated. For fiscal 2002, the participants in the plan will be Ms. Weathersby and Messrs. Nespola, Woo, Peck, Klumb and Brodeur. Participation in future years will be at the discretion of the Committee, but it is currently expected that three to six officers will participate in the plan each year.

     Target Awards and Performance Goals: For each fiscal year, the Committee will establish a target award for the participants in the program and the performance goals which must be attained in order for the participants to achieve the target award and a formula for increasing or decreasing a participant's actual award depending upon how actual performance compares to the pre-established performance goals. The performance measures which the Company may use are gross revenue and net earnings.

     The 2002 TMNG Senior Executive Bonus Plan contains a continuous employment requirement. If a participant's employment with the Company terminates prior to the end of a fiscal year, he or she generally will not be entitled to the payment of an award for the fiscal year. However, exceptions are provided: i) if the participant's termination is due to retirement, disability or death, the Committee will proportionately reduce (or eliminate) his or her actual award based on the date of termination and such other considerations as the Committee deems appropriate; ii) the participant's employment agreement contains a clause addressing bonus allocation upon termination.

     Awards under the 2002 TMNG Senior Executive Bonus Plan generally will be payable in cash after the end of the fiscal year during which the award was earned.

     The Company will continue to operate its general bonus plan for the compensation of senior executives and other key employees for whom Section 162(m) is not applicable.

     2002 Target Award and Performance Goals: For 2002, the Committee has established a gross revenue goal of $70 million for the plan participants. If this gross revenue goal is reached, bonuses under the 2002 TMNG Senior Executive Bonus Plan will be paid at the maximum rate of 2% of gross revenue up to the $70 million target and at the maximum rate of 3% of gross revenue above the $70 million target. The Compensation Committee, giving consideration to multiple factors including earnings, and overall performance compared to the economic and competitive environment, will determine final approval of the bonus amount. The bonus pool will be split among the plan participants based on the direction of the Chief Executive Officer as accepted by the Compensation Committee.

                                                                      APPENDIX B

                       THE MANAGEMENT NETWORK GROUP, INC.
                             A DELAWARE CORPORATION

                           FIRST AMENDED AND RESTATED
                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                                 APRIL 15, 2002

                                    PURPOSES

     The primary functions of the Audit Committee of the Board of Directors of The Management Network Group, Inc., a Delaware corporation (the "Company"), shall be to make such examinations as are necessary to monitor and ensure the quality and adequacy of the Company's system of internal controls and its financial reporting and auditing, to provide the Company's Board of Directors with the results of its examinations and recommendations derived therefrom, to outline to the Board of Directors improvements made, or to be made, in internal accounting controls, financial reporting and auditing, to nominate and monitor the independent auditors and to provide to the Board of Directors such additional information and material as it may deem necessary to make the Board of Directors aware of significant financial matters which require the Board of Directors' attention.

     In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe or as the Audit Committee deems advisable.

     The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company's financial statements.

     The members of the Audit Committee are not professionally engaged in the practice of accounting and are not experts in the field of accounting or auditing, including auditor independence. Members of the Committee rely without independent verification on the information provided to them and the representations made to them by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting policies, or appropriate internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussion referred to in this Charter do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that the Company's auditors are in fact "independent."

                                   MEMBERSHIP

     The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors, each of whom:

        1.  Will be an independent director;

        2. Will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and

        3. At least one of whom will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer with financial oversight responsibilities.

                                RESPONSIBILITIES

     The responsibilities of the Audit Committee shall include:

        1. Reviewing on a continuing basis the adequacy of the Company's system of internal controls and management's compliance with those controls;

        2. Reviewing on a continuing basis any and all activities, organizational structure, qualifications and performance of the Company's internal audit function;

        3. Reviewing the independent auditors' proposed audit scope, approach and independence, including an annual review of:

           a) the industry knowledge and experience of key audit partners and managers responsible for auditing the Company;

           b) the ability and willingness of key audit partners and managers to consult with other experts in their firm on matters of importance to the Company;

           c) the quality control procedures adopted by the independent auditors; and

           d) a report from the independent auditors describing any material issues raised by their most recent quality control review and the steps the independent auditors have taken to deal with any reported problems;

     and providing communication report to the Board of Directors summarizing the process and results of that review;

        4. Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

        5. Reviewing the performance and independence of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee, including:

           a) Reviewing and discussing with the independent auditors their written statement concerning any relationships between the independent auditors and the Company, or any other relationships, that may adversely affect the independence of the independent auditors and based on that report, assessing the independence of the independent auditors;

           b) Reviewing the scope and range of non-audit services provided by the independent auditor, the impact of those services on the independence of the independent auditors (including whether the provision of those non-audit services is compatible with the auditors' independence) and the quality and adequacy of the Company's reporting regarding those services and their impact; and

           c) Establishing policies and procedures for the engagement of the independent auditors to provide any non-audit services;

        6. Based on the performance of the reviews herein described, recommending the appointment of the independent auditors to the Board of Directors;

        7. Reviewing fee arrangements with the independent auditors, including fees for both audit and non-audit services;

        8. Reviewing and discussing with management and the independent auditors the accounting policies of the Company which management, the independent auditors and the Audit Committee deem the most critical and which involve the most complex, subjective or ambiguous decisions or assessments, including:

           a) Reviewing and discussing any significant change in the Company's accounting policies, or proposals for change in those policies, that may have a significant impact on the Company's financial reports; and

           b) Engaging in discussions with management, the Board of Directors and the independent auditors with regard to the reasons the Company's critical accounting policies were chosen, how they were applied, whether they fairly present the Company's financial condition and results, what the Company's financial condition or results would have been had different accounting policies been applied, and the quality and adequacy of the Company's reporting with regard to the same;

        9. Reviewing and discussing with management, the Board of Directors and the independent auditors any material financial or non-financial arrangements of the Company which do not appear on the Company's financial statements ("off-balance sheet arrangements"), the risks created by those arrangements, and the quality and adequacy of the Company's reporting with regard to the same;

        10. Identifying and discussing with management, the Board of Directors and the independent auditors the material risks faced by the Company's business or which could impact the financial condition or performance of the Company, and evaluating how those risks are managed by the Company and the quality and adequacy of the Company's reporting with regard to the same;

        11. Reviewing and discussing with management, the Board of Directors and the independent auditors all transactions and courses of dealing between the Company or its affiliates and existing or former officers, directors, more than 5% stockholders, their affiliates or other related parties ("related parties"), whether and the extent to which those transactions involve terms that differ from those that would likely be negotiated with independent third parties, the impact of those transactions and arrangements on the Company's financial condition and performance, and the quality and adequacy of the Company's reporting with regard to the same;

        12. Reviewing before release the audited financial statements and Management's Discussion and Analysis in the Company's annual report on Form 10-K, including but not limited to the quality and adequacy of the Company's disclosures in Management's Discussion and Analysis with regard to:

           a) The critical accounting policies of the Company, the judgments and uncertainties affecting the application of those policies, the impact of those policies on the Company's financial reporting and performance, the effect changing conditions may have on the impact of those policies, and the likelihood that materially different financial results would be reported under different conditions or using different assumptions;

           b) The liquidity and capital resources of the Company, and the likely impact of known trends, commitments, events and uncertainties on the Company's liquidity and capital resources;

           c) The impact on liquidity and capital resources of any off-balance sheet arrangements and foreign currency risk exposure; and

           d) The impact on the Company's liquidity and capital resources of transactions between the Company and related parties;

        13. Reviewing before release the unaudited quarterly operating results in the Company's quarterly earnings release and Form 10-Q;

        14. Overseeing compliance with the requirements of the Securities and Exchange Commission for disclosure of the independent auditors' services and Audit Committee members and activities;

        15. Overseeing compliance with the Company's Standards of Business Conduct and with the Foreign Corrupt Practices Act;

        16. Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

        17. Providing oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments;

        18. If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

        19. Based on the reviews and evaluations summarized in this Charter, recommending to the Board of Directors that the Company's annual financial statements be included in the Company's annual report on Form 10-K;

        20. Reviewing related party transactions for potential conflicts of interest and the quality and adequacy of the Company's disclosure of such transactions and conflicts;

        21. Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(d)(3) of Schedule 14A;

        22. Performing other oversight functions as requested by the full Board of Directors;

        23. Reviewing the appropriateness of this Charter on an annual basis and recommended any changes in this Charter the Audit Committee deems advisable;

        24. Ensuring that the Company has in place an adequate mechanism for employees to voice concerns about financial or financial reporting irregularities.

     In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors may delegate to it and will report, at least annually, to the Board of Directors regarding the Committee's examinations and recommendations.

                                    MEETINGS

     The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule and shall provide such schedule to the Board of Directors in advance.

     The Audit Committee will meet separately with the Company's president and separately with the Company's chief financial officer at least annually to review the financial controls and reporting of the Company and the other matters summarized in this Charter. The Audit Committee will meet with the independent auditors of the Company at such times as it deems appropriate to review the independent auditors' examination and management report and the other matters summarized in this Charter.

                                    MINUTES

     The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

                       THE MANAGEMENT NETWORK GROUP, INC.
         7300 COLLEGE BOULEVARD, SUITE 302, OVERLAND PARK, KANSAS 66210
                         ANNUAL MEETING OF STOCKHOLDERS
                             WEDNESDAY, JUNE 5, 2002
                          SWISSOTEL NEW YORK, THE DRAKE
                         440 PARK AVENUE AT 56TH STREET
                            NEW YORK, NEW YORK 10022


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON JUNE 5, 2002. The shares of stock you hold in your account will be voted as you specify below. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 3.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1. Election of directors: [ ]  Vote FOR         [ ]  Vote WITHHELD
                               all nominees          from all nominees
                          (except as marked)

                    01  Grant G. Behrman
                    02  Richard P. Nespola
                    03  Stephen B. Brodeur

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) [ ]


2. Approving the 2002 TMNG Senior Executive Bonus Plan

                        [ ] For [ ] Against [ ] Abstain


3. Ratifying the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 28, 2002.

                        [ ] For [ ] Against [ ] Abstain


SEE REVERSE SIDE

By signing this proxy, you revoke all prior proxies and appoint Grant G. Behrman and Richard P. Nespola, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL

Address Change? Mark Box  [ ]
Indicate changes below:



                                         Date
                                              ---------------------------------


                                         --------------------------------------
                                         Signature

                                         --------------------------------------
                                         Signature (if held jointly)

                                         Please sign exactly as your name(s)
                                         appear on proxy. If held in joint
                                         tenancy, all persons must sign.
                                         Trustees, administrators, etc. should
                                         include title and authority.
                                         Corporations should provide full name
                                         of corporation and title of authorized
                                         officer signing the proxy.